                                                                      Exhibit 11

                             Sequoia Systems, Inc.
                Statement re: Computation of Earnings per Share

                                                                       June 30,
                                                       1995             1994            1993
                                                   ---------------------------------------------
Weighted Average Common Share outstanding           15,033,000        14,486,000     13,829,000
                                                   ---------------------------------------------

Weighted Average Options Outstanding                 1,426,000         1,310,000
Shares assumed to be purchased                        (900,000)         (701,124)
                                                   ------------------------------
Primary weighted average common and
    common share equivalents outstanding            15,559,000        15,095,000
Dilutive effect of weighted average options              6,000             8,000
                                                   ------------------------------
Fully diluted weighted average common
  and common share equivalent outstanding           15,565,000        15,103,000
                                                   ==============================